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                                                                   Exhibit 10.2

                                      BUCA

                         Key Employee Share Option Plan

                    (Amended and Restated as of May 1, 2002)

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                                      BUCA

                         Key Employee Share Option Plan

                                Table of Contents

            Article                                                        Page

               I           Purpose                                           1

              II           Definitions and Construction                      1

             III           Option Grant                                      4

              IV           Option Exercise                                   8

               V           Amendment or Termination                         10

              VI           Administration                                   11

             VII           Trust Provisions                                 13

            VIII           Miscellaneous Provisions                         14

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                                      BUCA

                         Key Employee Share Option Plan

                                    ARTICLE I

                                     Purpose

         1.1 Purpose. The purpose of the Plan is to provide Options to certain key Employees, commensurate with their contributions to the success of the Employer, in a form that will provide incentives and rewards for superior performance, and encourage the Participants to provide services to the Employer.

         1.2 Intent. The Plan is intended to be a nonqualified stock option plan within the meaning of section 83 of the Code and is not intended to be a plan covered by ERISA.

                                   ARTICLE II

                          Definitions and Construction

         As used herein, the following capitalized words and phrases shall have the respective meanings set forth below:

         2.1 "Beneficiary" means the person or persons designated by a Participant, pursuant to Section 3.6, to exercise an Option after the Participant's death.

         2.2 "Board of Directors" or "Board" means the board of directors of the Company.

         2.3  "Cause" means:

         (a) Employee's conviction of a felony constituting a crime involving moral turpitude;

         (b)  Employee's misappropriation of funds, fraud, or embezzlement; or

         (c) Employee's willful or gross and repeated neglect of duties to the Employer, or willful or gross repeated misconduct in the performance of such duties.

         2.4  "Change of Control" means the earliest to occur of the following:

         (a) the date (after the Effective Date) that any entity or person (including a "group," as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes

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the beneficial owner of, or obtains voting control over, 50 percent of more of the outstanding common shares of the Company;

         (b) the date the shareholders of the Company approve a definitive agreement: (A) to merge or consolidate the Company with or into another organization, or to merge another organization into the Company, in which the Company is not the continuing or surviving organization or pursuant to which any common shares of the Company would be converted into cash, securities of another organization, or other property, other than a merger or consolidation of the Company in which holders of common shares of the Company immediately before the merger have the same proportionate ownership of common stock of the surviving organization or its parent organization immediately after the merger as immediately before; or (B) to sell or otherwise dispose of substantially all of the assets of the Company; or

         (c) the date there is a change in a majority of the Board of Directors within a 12-month period, unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

         2.5 "Code" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

         2.6 "Committee" means the Compensation Committee of the Board of Directors.

         2.7  "Company" means BUCA, Inc., a Minnesota corporation.

         2.8 "Disability" means in the case of a Participant who is covered under the BUCA Long-Term Disability Plan, as it may be in effect from time to time, "total and permanent disability" as defined in such plan without regard to any waiting period. For Participants not covered by such plan, Disability means the Participant suffering a sickness, accident, or injury that, in the judgment of a physician satisfactory to the Employer, prevents the Participant from performing substantially all of his or her normal duties for the Employer.

         2.9 "Effective Date" means May 1, 2002, the date on which the plan was amended and restated. The original effective date for the plan was January 1, 2002. The effective date of any amendment to the Plan is the date designated by the Board of Directors adopting such amendment.

         2.10 "Employee" means any individual who is employed by the Employer.

         2.11 "Employer" means the Company and any subsidiary or other affiliated entity of the Company and their respective successors.

         2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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         2.13 "Exercise Date" means, with respect to any Option, the date on which the Option is exercised by a Participant.

         2.14 "Exercise Period" means the period during which a Participant may exercise an Option, as determined in Section 4.1.

         2.15 "Exercise Price" means the price that a Participant must pay in order to exercise an Option.

         2.16 "Grant Date" means the date specified in the Option Agreement on which an Option is granted to a Participant.

         2.17 "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         2.18 "Mutual Fund Shares" means shares of an open-end regulated investment company designated by the Committee as subject to purchase through the exercise of an Option.

         2.19 "Net Asset Value" or "NAV" means, in the case of Mutual Fund Shares, the net asset value per share as reported by the fund in the Wall Street Journal or other recognized market source on the applicable date of reference hereunder, or on the next date on which the New York Stock Exchange is open.

         2.20 "Option" means the right of a Participant, granted by the Employer in accordance with the terms of this Plan, to purchase Mutual Fund Shares at the Exercise Price.

         2.21 "Option Agreement" means an agreement setting forth the terms of an Option executed by the Employer and a Participant pursuant to Section 3.2.

         2.22 "Ordinary Income Distributions" means, with respect to Mutual Fund Shares subject to a Participant's Option, distributions from mutual funds' net income and distributions from short-term capital gains.

         2.23 "Participant" means any Employee who has received a grant of an Option in accordance with Section 3.2 and whose Option(s) has not been completely exercised or lapsed.

         2.24 "Permitted Transferee" means any member of the Participant's Immediate Family or any entity to whom or to which an Option has been assigned pursuant to Section 3.8.

         2.25 "Plan" means the BUCA Key Employee Share Option Plan, as set forth herein and from time to time amended.

         2.26 "Plan Year" means the operating year of the Plan, which ends on December 31.

         2.27 "Termination of Service" means an Employee's separation from the employment with the Employer by reason of resignation, discharge, death, Disability or other termination.

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The Committee may, in its discretion, determine whether any leave or other absence from service constitutes a Termination of Service for purposes of the Plan.

         2.28 "Trust" means the trust that will be established pursuant to
Article VII to hold the Mutual Fund Shares that are subject to purchase through the exercise of an Option.

         2.29 "Trust Agreement" means an agreement setting forth the terms of the Trust established pursuant to Article VII.

         2.30 "Trust Fund" means the Mutual Fund Shares subject to Options that are held in the Trust.

         2.31 "Trustee" means the persons or institution acting as trustee of the Trust.

         2.32 "Vested Portion" means the portion of an Option that has become exercisable in accordance with the terms of the applicable Option Agreement.

                                   ARTICLE III

                                  Option Grant

         3.1 Eligibility. Options may be granted to any Employee selected by the Committee from the executive officers and other key Employees of the Employer who occupy senior management or professional positions and whom the Committee determines to have the capability of making a substantial contribution to the success of the Employer. In making this selection, the Committee may consider any factors that it deems relevant, including the Employee's functions, responsibilities, value of services to the Employer and past and potential contributions to the Employer's success and growth. Participation shall commence after an Employee's selection by the Committee on a date designated by the Committee.

         3.2 Grant of Options. Options may be granted by the Committee at any time on or after the Effective Date and prior to the termination of the Plan.

         (a) Awards and Allocations of Options. Options may be granted upon the approval of the Committee,

                  (i) as an outright award, or

                  (ii) in exchange for a specified amount of the incentive compensation of the Participant.

         The dollar amount of the underlying Mutual Fund Shares covered by the Option shall equal the dollar amount of the compensation to be awarded in the form of an outright grant of an

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Option or the dollar amount of the incentive compensation to be exchanged for the grant of an Option, as the case may be, divided by .75.

         Any specified exchange of future incentive compensation by a Participant for an Option must be executed by the Participant before the beginning of the calendar year in which the incentive compensation will be earned (or before the first day of the month next following an Employee's selection by the Committee). A Participant may agree to exchange all or a portion of any future incentive compensation payable to him or her for an Option, in the manner prescribed by the Committee. No Committee member (including any person to whom the Committee has delegated authority under Section 6.1) may take part in any way in determining the amount of any award of an Option to himself or herself.

         Any specified exchange of future incentive compensation by a Participant who is selected by the Committee to participate in the Plan after the beginning of the Plan Year must be executed by the Participant before the first day of the month next following the Participant's selection by the Committee and before the Participant has earned the compensation. A Participant who is hired by the Employer after the beginning of the Plan Year may agree to exchange all or a portion of any future incentive compensation for an Option. A Participant who was employed by the Employer prior to the beginning of the Plan Year and whose participation in the Plan commenced prior to October 1 may agree to exchange only that pro rata portion of the Participant's incentive compensation that was earned after participation in the Plan had commenced equal to the number of complete months of participation in the Plan, divided by 12. A Participant who was employed by the Employer prior to the beginning of the Plan Year and whose participation in the Plan commences on or after October 1 may not exchange any portion of his or her incentive compensation for an Option during that Plan Year.

         (b) Grant Date and Option Agreement. Options granted in exchange for a specified percentage of future incentive compensation of the Participant shall be granted on or about the next following January 15, April 15, July 15, and October 15 of the Plan Year and shall reflect the requested exchange of compensation of the Participant, if the request was timely submitted. Options granted in the form of outright awards may be granted to a Participant at any time in the discretion of the Committee. Options shall become effective upon the execution by the Participant and the Employer of an Option Agreement specifying the Mutual Fund Shares, the number of Mutual Fund Shares subject to the Option or the mechanism for establishing the number of the Mutual Fund Shares, the Exercise Price, and such other terms and in such form as the Committee may from time to time determine in accordance with the Plan. Any items not specified in the Plan shall be specified in the Option Agreement.

         (c) Effect of Cash Dividends and Distributions with Respect to Mutual Fund Shares. Any Mutual Fund Shares that are acquired (or deemed to be acquired) through reinvestment of long-term capital gain distributions and return of capital distributions will be added to the Mutual Fund Shares that are subject to an Option Agreement. Any Mutual Fund Shares that are acquired (or deemed to be acquired) through reinvestment of Ordinary Income Distributions will also be added to the Mutual Fund Shares that are subject to an Option Agreement.

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         (d)      Conditions of Grant. As a condition to the grant of an Option, the Committee may, in its discretion, require a Participant to enter into an Option Agreement with the Employer containing one or more of the following provisions:

                  (i) A covenant not to compete with the Employer, which shall contain such terms and conditions as may be required by the Committee;

                  (ii) An agreement to remain in the employ of the Employer for a designated period of time after the Grant Date in order to fully exercise the Option; or

                  (iii) Such other conditions may be determined by the Committee.

         3.3 Exercise Price. The initial Exercise Price shall equal 25 percent of the total Net Asset Value of the Mutual Fund Shares on the Grant Date. Upon a request to exercise any Option, the Exercise Price required to be paid by the Participant shall be 25 percent of the total NAV of the Mutual Fund Shares on the Grant Date plus 25 percent of the accumulated Ordinary Income Distributions that have been reinvested (or deemed to have been reinvested) in Mutual Fund Shares pursuant to Section 3.2(c).

         3.4 Mutual Fund Shares to be Held in Trust. Upon the grant of an Option, the Employer, in accordance with the Trust Agreement, shall instruct the Trustee to purchase Mutual Fund Shares underlying each Option Agreement as of the date of the Option Agreement. The Employer shall transfer to the Trustee an amount of funds at least equal to the amount of incentive compensation being exchanged by the Participant for the Option or the amount of the outright award granted to the Participant in the form of an Option. Such funds shall be applied by the Trustee to purchase Mutual Fund Shares of the type underlying the Option. In addition, if on the date the Committee grants the Option, the principal of the Trust, and any earnings thereon, are not sufficient to purchase such underlying Mutual Fund Shares, the Employer shall transfer to the Trustee an amount of funds sufficient to purchase the underlying Mutual Fund Shares.

         3.5 Substitution of Assets Held in Trust. The Committee may, in its discretion, but no more than once during any 12-month period following the Grant Date or a previous substitution of assets for the Participant, at a time when Options are periodically granted, after consultation with the Participant, substitute Mutual Fund Shares of equal total NAV for any Mutual Fund Shares subject to purchase through the exercise of an Option. Before such a substitution may occur, the Participant and the Employer must both agree to terminate the Option Agreement and to adopt a new Option Agreement awarding an Option with underlying Mutual Fund Shares of equal total NAV. Such change in Option property shall be considered the grant of a new Option and the terms of this Plan, including Articles III and IV, shall apply to the grant of the new Option, except that the term of the new Option shall not extend beyond the term of the original Option, the six-month waiting period to exercise the Option shall not be applicable, and any conditions of the grant recited in the original Option pursuant to Section 3.2(d) shall be carried over to the new Option Agreement.

         The initial Exercise Price of the new Option shall be equal to the initial Exercise Price of the Option being replaced plus 25 percent of the accumulated Ordinary Income Distributions. If

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the substitution involves substituting Mutual Fund Shares of more than one mutual fund for Mutual Fund Shares of one or more other mutual funds, the initial Exercise Price of the new Option shall be allocated amongst the underlying Mutual Funds Shares pro rata to the total Net Asset Value of such Mutual Fund Shares on the date of substitution.

          3.6 Designation of Beneficiary. After the grant of an Option, the Participant or Permitted Transferee may designate one or more Beneficiaries and successor Beneficiaries, and may change them at any time, by filing the prescribed form with the Employer. The consent of the Participant's or Permitted Transferee's current Beneficiary shall not be required for a change of Beneficiary. No Beneficiary shall have any rights under the Plan or an Option Agreement during the lifetime of the Participant.

              (a) The Beneficiary of a Participant or Permitted Transferee who dies without having designated a Beneficiary in accordance with this
         Section 3.6 and who is lawfully married on the date of death shall be the Participant's or Permitted Transferee's surviving spouse.

              (b) The Beneficiary of any other Participant or Permitted Transferee who dies without having designated a Beneficiary in accordance with this Section 3.6 shall be the Participant's or Permitted Transferee's estate.

After a Participant's death, his or her Beneficiary is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan. In the event of a Participant's Disability or other legal incapacity, the Participant's legal representative is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that are or become exercisable under the terms of the Plan.

         3.7 General Non-Transferability. No Option granted under this Plan may be transferred, assigned, or alienated (whether by operation of law or otherwise), except as provided herein, and no Option shall be subject to execution, attachment or similar process. An Option may be exercised only by the Participant (or the Participant's Beneficiary pursuant to Section 3.6 or Permitted Transferee pursuant to Section 3.8).

         3.8 Permitted Transfers During Lifetime as Gifts. Notwithstanding the provisions of Section 3.7, a Participant may at any time prior to death, assign all or any portion of an Option to:

              (a) the Participant's Immediate Family,

              (b) the trustee of a trust for the primary benefit of the Participant's Immediate Family,

              (c) a partnership of which the Participant's Immediate Family members are the only partners, or

              (d) a tax exempt organization, as described in Section 501(c)(3) of the Code.

Any such assignment shall be permitted only if an assignment is expressly permitted in the Option Agreement, or approved in writing by the Committee, and the Participant or Permitted Transferee

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receives no consideration for the assignment. Any such assignment shall be evidenced by an appropriate written document executed by the Participant or Permitted Transferee, and delivered to the Committee on or before the effective date of the assignment. In the event of such an assignment, the Permitted Transferee shall be entitled to all of the rights of the Participant with respect to the assigned portion of the Option, except the right to substitute Mutual Fund Shares pursuant to Section 3.5. Such portion of the Option shall continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in the Plan and the Option Agreement.

                                   ARTICLE IV

                                 Option Exercise

         4.1 Exercise Period. The Exercise Period is the period beginning six months after the Grant Date and ending on the earliest of the following:

                (a)   180 months after the Grant Date;

                (b) 24 months after the Participant's Termination of Service, if such Participant's service terminates by reason of Disability;

                (c) 24 months after the Participant's Termination of Service, if such Participant's service terminates by reason of death;

                (d) 24 months after the Participant's Termination of Service, if such Participant's service terminates prior to his or her attainment of age 50 for any reason not specified in paragraphs (a)-(c) or (e); or

                (e) 90 days after the Participant's Termination of Service, if such Participant is terminated involuntarily for Cause, as determined by the Committee,

For purposes of the preceding, months shall be computed on the basis of the relevant calendar anniversary of the date of reference. Notwithstanding the above, at no time shall the Exercise Period continue for less than 12 months after the Participant's Termination of Service if such Termination of Service occurs by reason of the Participant's death.

         4.2 Exercise of Vested Portion of Option. A Participant (or the Participant's Beneficiary pursuant to Section 3.6 or Permitted Transferee pursuant to Section 3.8) may exercise during the Exercise Period the Vested Portion of an Option in accordance with this Section 4.2. The terms of the Participant's Option Agreement will determine the Vested Portion of an Option eligible for exercise during the Exercise Period in the case of an Option granted to a Participant in the form of an outright award. That percentage of a Participant's Option granted in the form of an outright award, which is not a Vested Portion of an Option, shall be forfeited by the Participant upon Termination of Service. The Vested Portion of an Option granted in exchange for the compensation of a Participant is 100 percent as of the Grant Date.

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         The Participant (or Beneficiary or Permitted Transferee, whichever may be applicable) shall exercise the Vested Portion of the Option by giving written notice to the Trustee and (i) tendering full payment of the Exercise Price by bank certified, cashiers or personal check on or before the date of exercise,
(ii) by obtaining necessary financing from a financial institution which is utilized to pay the Exercise Price, or (iii) a combination of these two methods. A Participant (or Beneficiary, or Permitted Transferee, whichever may be applicable) may exercise a portion of an Option or Options so long as each portion to be exercised is a Vested Portion and the Participant (or Beneficiary, or Permitted Transferee, whichever may be applicable) exercises at that time an aggregate of at least $1,000 NAV from the Option or Options.

         4.3 Registration of Mutual Fund Shares. On the date of exercise, or as soon as practicable thereafter (but in no event later than five business days after the date of exercise), the Trustee shall cause to be registered in the name of the Participant, Beneficiary or Permitted Transferee the Mutual Fund Shares then being purchased by the Participant (or the Participant's Beneficiary pursuant to Section 3.6 or Permitted Transferee pursuant to Section 3.8). If the Participant directs the Trustee to sell the shares subject to an Option immediately upon exercising the Option, then the Trustee shall not cause the Mutual Fund Shares being purchased by the Participant to be so registered.

         4.4 Tax Withholding. Whenever Mutual Fund Shares are to be registered or sold following exercise of an Option under the Plan, the Trustee shall require as a condition of such registration or sale:

                (a) the cash payment of an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto,

                (b) the withholding of such amount from any Mutual Fund Shares to be registered in the name of the recipient upon exercise of the Option, or

                (c) any combination of the foregoing, at the election of the Participant (or Beneficiary or Permitted Transferee, whichever may be applicable) with the consent of the Committee. Such election shall be made before the date on which the amount of tax to be withheld is determined by the Employer, and such election shall be irrevocable.

         4.5 Additional Withholding. With the consent of the Employer, the Participant may elect a greater amount of withholding, not to exceed the estimated amount of the Participant's total tax liability with respect to the registration or sale of Mutual Fund Shares under the Plan. Such election shall be made at the same time and in the same manner as provided under Section 4.4.

         4.6 Failure to Exercise. No Option shall be exercised, in whole or in part, after the end of the Exercise Period, and the Employer shall have no obligation to deliver or cause to be delivered to the Participant (or the Participant's Beneficiary or Permitted Transferee) the Mutual Fund Shares subject to such an Option.

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                                    ARTICLE V

                            Amendment or Termination

         5.1 Plan Amendment. The Committee may, from time to time in its discretion, amend any provision of the Plan, in whole or in part, with respect to any Participant or group of Participants. Any such amendment shall be effective as of the date specified therein and shall be binding upon the Committee, all Participants and Beneficiaries, and all other persons claiming an interest under the Plan.

         5.2 Plan Termination. The Plan shall terminate on such date as the Board may determine in its discretion. Such termination shall be effective as of the date determined by the Board and shall be binding upon all Participants and Beneficiaries, Permitted Transferees, and all other persons claiming an interest under the Plan. Following termination of the Plan, no new Options shall be granted, but Options shall continue to become vested and exercisable in accordance with the provisions of the Plan, and may be exercised in accordance with Article IV, unless the Committee, in its sole discretion, terminates a Participant's Option within 60 days following the effective date of the Plan's termination by making a cash payment to the Participant in an amount equal to the total NAV of the Mutual Fund Shares subject to such Option, reduced by the Exercise Price, and further reduced by the tax withholding required by Section
4.4. Notwithstanding the foregoing provisions of this Section 5.2, in the event of a termination of the Plan in connection with compliance with or any addition or change in the Code or ERISA, federal or state securities laws, or any other law or regulation, the Vested Portion of all Options shall be required to be exercised immediately and the unvested portion of the Options shall be terminated immediately.

         5.3 Amendment of Option Agreements. An Option Agreement may be amended by the Committee at any time if the Committee determines, in its sole discretion, that an amendment is necessary or advisable in connection with:

                (a) compliance with or any addition to or change in the Code or ERISA, federal or state securities laws, or any other law or regulation,

                (b) any substitution of Mutual Fund Shares held in Trust pursuant to Section 3.5, (in which event the original Option Agreement shall be terminated and a new Option Agreement entered into),

                (c) any Plan amendment pursuant to Section 5.1, or Plan termination pursuant to Section 5.2, provided that the amendment does not materially and adversely affect the terms, conditions and restrictions applicable to the Option, or

                (d)   any circumstances not specified in Paragraphs (a), (b), or
         (c), with the consent of the Participant.

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         5.4  Change of Control.  Notwithstanding any other provision of the
Plan or an Option Agreement, in the event of a Change of Control:

                (a) the Participant shall not be required to remain in the employ of the Employer for a designated period of time after the Grant Date of an Option under Section 3.2(d) in order to exercise an Option,

                (b) the Exercise Period under Section 4.1 shall not end prior to six months after such Change of Control,

                (c) an Option Agreement shall not be amended by the Committee under Section 5.3 for any reason other than pursuant to subparagraph
         (a) thereof without the consent of the Participant,

                (d) the Vested Portion of any Option shall be 100 percent as of the Grant Date, and

                (e) an Option may be terminated by the Committee on any date after a Change of Control, in its sole discretion and without the consent of the Participant, if the Board Committee makes a cash payment to the Participant on such date in an amount equal to the total NAV of the Mutual Fund Shares subject to such Option, reduced by the Exercise Price, and further reduced by the tax withholding required by Section 4.4.

                                   ARTICLE VI

                                 Administration

         6.1 The Committee. The Plan shall be administered by the Committee. The Committee may delegate all or any portion of its authority or duties under the Plan to one or more persons.

         6.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee shall have, in addition to any other powers conferred by the Plan or by law, the following discretionary powers:

                (a) at the direction of the Board, to communicate eligibility to participate in the Plan and eligibility to receive Options;

                (b) to grant Options (including substitute Options pursuant to Section 3.5) and to determine the form and timing of such Options;

                (c) to determine the terms and provisions of the Option Agreements, and to modify such Option Agreements as provided in
         Section 5.3;

                (d) to designate Mutual Fund Shares subject to purchase through the exercise of an Option and to substitute Mutual Fund Shares as provided in Section 3.5,

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                (e)   to maintain all records necessary for the administration
         of the Plan;

                (f) to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;

                (g)   to direct the Trustee in the investment of the Trust Fund;

                (h) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan;

                (i) to hear and decide any claims with respect to Participant rights and benefits under the Plan, and to establish claims procedures, if any, that the Committee in its sole discretion determines are advisable; and

                (j) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.

         6.3 Determinations by Committee. The Committee shall interpret and construe the Plan and the Option Agreements, and its interpretations and determinations shall be conclusive and binding on all Participants, Beneficiaries, Permitted Transferees, and any other persons claiming an interest under the Plan or any Option Agreement. The Committee's interpretations and determinations under the Plan and the Option Agreements need not be uniform and may be made by them selectively among Participants, Beneficiaries, Permitted Transferees, and any other persons whether or not they are similarly situated. The failure of the Committee to strictly enforce the terms and conditions of the Plan or any Option Agreement shall not constitute a waiver of any provision of the Plan or the Option Agreement. The terms and conditions of the Plan and the Option Agreement shall be the exclusive sources for determining the rights of Participants, Beneficiaries, Permitted Transferees, or other persons claiming an interest under the Plan or an Option Agreement.

         6.4 Indemnification of the Committee. The Employer shall indemnify and hold harmless each member of the Committee (including any person to whom the Committee delegates authority with respect to the Plan under Section 6.1) against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

         (a) Expenses and liabilities against which a member of the Committee is indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof, provided that the Employer shall not be liable for any settlement to which it does not consent but such consent shall not be unreasonably withheld.

         (b) This right of indemnification shall be in addition to any other rights to which any member of a Committee may be entitled.

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         (c) The Employer may, at its own expense, settle any claim asserted or proceeding brought against any member of a Committee when such settlement appears to be in the best interests of the Employer, provided that such settlement includes a complete release from liability of such member.

The provisions of this Section 6.4 are for the benefit of each member of the Committee, his or her heirs, successors and assigns and as to each such member shall survive the termination of his service as such. Any amendment of this
Section 6.4 shall not materially impair the rights of members and former members of the Committee thereunder as to any period prior to such amendment.

         6.5 Expenses of the Committee. All reasonable expenses of the Committee shall be paid by the Employer.

                                   ARTICLE VII

                                Trust Provisions

         7.1 Establishment of the Trust. One or more Trusts shall be established to hold all Mutual Fund Shares that are purchased by the Trustee upon the direction of the Employer pursuant to Section 3.4. Except as otherwise provided in the Trust Agreement, the Trust shall be irrevocable and no portion of the Trust Fund shall be used for any purpose other than the delivery of Mutual Fund Shares pursuant to the exercise of an Option, and the payment of expenses of the Plan and Trust.

         7.2 Trust Status. The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which the Employer is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust Fund shall remain the property of the Employer and shall be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant shall have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Employer.

                                  ARTICLE VIII

                            Miscellaneous Provisions

         8.1 Headings. The headings of Articles, Sections and Paragraphs are solely for convenience of reference. If there is any conflict between such headings and the text of this Plan, the text shall control.

         8.2 Gender. Unless the context clearly requires a different meaning, all pronouns shall refer indifferently to persons of any gender.

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         8.3 Singular and Plural. Unless the context clearly requires a different meaning, singular terms shall also include the plural and vice versa.

         8.4 Governing Law. Except to the extent preempted by federal law, the construction and operation of the Plan shall be governed by the laws of the State of Minnesota without regard to the choice of law principles of such state.

         8.5 Severability. If any provision of this Plan is held illegal or invalid by any court or governmental authority for any reason, the remaining provisions shall remain in full force and effect and shall be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

         8.6 No Obligation to Exercise. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

         8.7 No Rights of Shareholder. Neither a Participant, nor a Beneficiary, nor a Permitted Transferee shall be, or shall have any of the rights and privileges of, a shareholder with respect to any Mutual Fund Shares able to be purchased or issued upon the exercise of an Option, prior to the date of exercise of such Option.

         8.8 No Right to Continued Service. Nothing contained in the Plan shall be deemed to give any person the right to be retained in the service of the Employer, or to interfere with the right of the Employer to discharge any person at any time without regard to the effect that such discharge shall have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have by reason of any employment or other agreement with the Employer.

         8.9 Notices. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee shall be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Employer at its executive offices, and any notice to the Participant shall be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Employer. No notice shall be binding on the Committee until received by the Committee.

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